                                                                EXHIBIT 99.3

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth the unaudited pro forma condensed consolidated balance sheet as of March 31, 1996, and statements of income for the Company for the year ended December 31, 1995, and the three months ended March 31, 1996, after giving effect to (i) the Company's acquisition on June 30, 1995, of Prideco, for consideration of approximately 2.25 million shares of Common Stock, (ii) the proposed acquisition of TCA and (iii) this Offering. The unaudited pro forma condensed consolidated statements of income assume that the Prideco and TCA acquisitions and this Offering occurred as of January 1, 1995, and the unaudited pro forma condensed consolidated balance sheet assumes that the TCA acquisition and this Offering occurred as of March 31, 1996. The pro forma financial information also assumes that the TCA acquisition will be accounted for using the purchase method of accounting. The Prideco acquisition was accounted for using the purchase method of accounting.

     The unaudited pro forma condensed consolidated financial statements are based upon estimates and assumptions related to the accounting for the proposed TCA acquisition which are subject to subsequent determination and more detailed analyses, appraisals and evaluations of the specific assets and liabilities. The final allocation of the purchase price of the acquisition may differ from the amounts contained in these unaudited pro forma condensed consolidated financial statements.

     The following unaudited pro forma condensed consolidated statements should be read in conjunction with (i) the Consolidated Financial Statements of the Company and the related notes thereto included elsewhere herein, (ii) the historical financial statements of TCA for the year ended December 31, 1995, and the quarter ended March 31, 1996, and the related notes thereto, included in the Company's Current Report on Form 8-K dated June 24, 1996, which is incorporated herein by reference, and (iii) the audited consolidated financial statements of Prideco for the fiscal year ended June 30, 1995, and related notes filed with the Company's Current Report on Form 8-K/A dated August 17, 1995, as amended by Amendment No. 2 to the Form 8-K/A dated May 7, 1996, which is incorporated herein by reference. The historical results of Prideco contained in the unaudited pro forma condensed consolidated statement of income for the twelve-month period ended December 31, 1995 reflects only the results of operations for the six-month period ended June 30, 1995, the date on which the Company acquired Prideco, which differs from the audited June 30, 1995 fiscal year financial statements of Prideco.

     The pro forma information is not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the period specified and is not intended to be a projection of future results.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)

                                        ENERGY                        PRO FORMA ADJUSTMENTS
                                    VENTURES, INC.                ------------------------------
                                      HISTORICAL        TCA            TCA              THIS          PRO FORMA
                                     CONSOLIDATED    HISTORICAL   ACQUISITION(A)     OFFERING(B)     CONSOLIDATED
                                    --------------   ----------   --------------     -----------     ------------
ASSETS
Current Assets:
  Cash and cash equivalents........    $  5,924       $    163       $(14,350)(c)     $  56,650        $ 48,387
  Accounts receivable, net.........      98,450          6,428             --                --         104,878
  Inventories......................     117,585          8,986             --                --         126,571
  Prepaid expenses and other.......      24,869            278           (212)               --          24,935
                                       --------        -------       --------          --------        --------
          Total current assets.....     246,828         15,855        (14,562)           56,650         304,771
                                       --------        -------       --------          --------        --------
  Property, plant and equipment,
     net...........................     192,988         17,922          7,078                --         217,988
  Excess of cost over fair value of
     net tangible assets of
     businesses acquired, net......      37,419             --         13,818 (d)            --          51,237
  Other assets.....................      18,660            117          7,400 (e)            --          26,177
                                       --------        -------       --------          --------        --------
                                       $495,895       $ 33,894       $ 13,734         $  56,650        $600,173
                                       ========        =======       ========          ========        ========
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Short-term borrowings, primarily
     under revolving lines of
     credit........................    $ 20,772       $  4,005       $    650         $ (20,951)(f)    $  4,476
  Current maturities of long-term
     debt..........................       4,125          7,658             --            (7,658)(f)       4,125
  Accounts payable.................      50,828          7,944             --                --          58,772
  Other accrued liabilities........      23,740          1,719            200                --          25,659
                                       --------        -------       --------          --------        --------
          Total current
            liabilities............      99,465         21,326            850           (28,609)         93,032
                                       --------        -------       --------          --------        --------
  Long-term debt...................     124,838          3,166             --            (3,166)(f)     124,838
                                       --------        -------       --------          --------        --------
  Deferred income taxes, net.......      33,018             --          6,700 (e)            --          39,718
  Other liabilities................       6,172             23             --                --           6,195
                                       --------        -------       --------          --------        --------
Stockholders' Investment:
  Common stock.....................      18,542             63            437 (c)         3,000          22,042
  Capital in excess of par value...     158,297          8,974          6,089 (c)        85,425         258,785
  Retained earnings................      64,514            342           (342)(c)            --          64,514
  Cumulative foreign currency
     translation adjustment........      (7,047)            --             --                --          (7,047)
  Treasury stock, at cost..........      (1,904)            --             --                --          (1,904)
                                       --------        -------       --------          --------        --------
          Total stockholders'
            investment.............     232,402          9,379          6,184            88,425         336,390
                                       --------        -------       --------          --------        --------
                                       $495,895       $ 33,894       $ 13,734         $  56,650        $600,173
                                       ========        =======       ========          ========        ========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   PRIDECO                                  PRO FORMA
                                  ENERGY          HISTORICAL                               ADJUSTMENTS
                              VENTURES, INC.       FOR THE                       --------------------------------
                                HISTORICAL     SIX MONTHS ENDED      TCA                                   THIS       PRO FORMA
                               CONSOLIDATED     JUNE 30, 1995     HISTORICAL     PRIDECO       TCA       OFFERING    CONSOLIDATED
                              --------------   ----------------   ----------     -------     -------     --------    ------------
Revenues......................    $351,587         $ 29,548        $ 49,233      $   --      $    --     $    --       $430,368
                                 --------           -------         -------      ------      -------      ------       --------
Costs and expenses:
  Cost of sales...............     262,293           25,301          43,552         650 (g)      708(g)       --        332,504
  Selling, general and
    administrative
    attributable to
    segments..................      51,731            1,981           1,938         257 (h)      378(h)       --         56,285
Corporate, general and
  administrative..............       5,123               --              --          --           --          --          5,123
                                 --------           -------         -------      ------      -------      ------       --------
                                  319,147            27,282          45,490         907        1,086          --        393,912
                                 --------           -------         -------      ------      -------      ------       --------
Operating income (loss).......      32,440            2,266           3,743        (907 )     (1,086)         --         36,456
                                 --------           -------         -------      ------      -------      ------       --------
Other income (expense):
  Interest expense............     (16,723)            (700)           (742)        685 (i)      742(j)    4,438 (j)    (12,300)
  Interest income.............         118               --               3          --           --          --            121
  Other, net..................         556           (1,502)           (433)      1,417 (k)       --          --             38
                                 --------           -------         -------      ------      -------      ------       --------
                                  (16,049)           (2,202)         (1,172)      2,102          742       4,438        (12,141)
                                 --------           -------         -------      ------      -------      ------       --------
Income (loss) before income
  taxes.......................      16,391               64           2,571       1,195         (344)      4,438         24,315
(Provision) benefit for income
  taxes.......................      (5,080)            (378)            (30)       (418 )(l)     120(l)   (1,553 )(l)     (7,339)
                                 --------           -------         -------      ------      -------      ------       --------
Income (loss) from continuing
  operations..................    $ 11,311         $   (314)       $  2,541      $  777      $  (224)    $ 2,885       $ 16,976
                                 ========           =======         =======      ======      =======      ======       ========
Earnings per share from
  continuing operations.......    $   0.77                                                                             $   0.88
                                 ========                                                                              ========
Weighted average shares
  outstanding.................      14,724                                                                               19,336
                                 ========                                                                              ========
Other Data:
  EBITDA(m)...................    $ 53,820                                                                             $ 61,575
  Depreciation and
    amortization..............      20,824                                                                               25,081

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               PRO FORMA
                                            ENERGY                            ADJUSTMENTS
                                        VENTURES, INC.                  -----------------------
                                          HISTORICAL         TCA                         THIS       PRO FORMA
                                         CONSOLIDATED     HISTORICAL        TCA        OFFERING    CONSOLIDATED
                                        --------------    ----------    -----------    --------    ------------
Revenues..............................     $110,042        $ 12,463        $  --        $   --       $122,505
                                           --------         -------        -----         -----       --------
Costs and expenses:
  Cost of sales.......................       83,540          10,765          177(g)         --         94,482
  Selling, general and administrative
     attributable to segments.........       14,368             520           95(h)         --         14,983
  Corporate, general and
     administrative...................        1,364              --           --            --          1,364
                                           --------         -------        -----         -----       --------
                                             99,272          11,285          272            --        110,829
                                           --------         -------        -----         -----       --------
Operating income (loss)...............       10,770           1,178         (272)           --         11,676
                                           --------         -------        -----         -----       --------
Other income (expense):
  Interest expense....................       (3,973)           (301)         301(j)        898(j)      (3,075)
  Interest income.....................           29              --           --            --             29
  Other, net..........................         (140)             --           --            --           (140)
                                           --------         -------        -----         -----       --------
                                             (4,084)           (301)         301           898         (3,186)
                                           --------         -------        -----         -----       --------
Income before income taxes............        6,686             877           29           898          8,490
Provision for income taxes............       (2,339)            (15)         (10)(l)      (314)(l)     (2,678)
                                           --------         -------        -----         -----       --------
Income from continuing operations.....     $  4,347        $    862        $  19        $  584       $  5,812
                                           ========         =======        =====         =====       ========
Earnings per share from continuing
  operations..........................     $   0.24                                                  $   0.27
                                           ========                                                  ========
Weighted average shares outstanding...       18,421                                                    21,921
                                           ========                                                  ========
Other Data:
  EBITDA(m)...........................     $ 16,810                                                  $ 18,455
  Depreciation and amortization.......        6,180                                                     6,919

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available. For purposes of preparing these unaudited pro forma condensed consolidated financial statements, certain assumptions have been made in allocating the purchase price of TCA to the assets to be acquired and liabilities to be assumed. As a result, the pro forma adjustments discussed below are subject to change pending the completion of the acquisition and of the detailed evaluation and appraisal of the assets to be acquired and a detailed evaluation of liabilities to be assumed.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1996, are described below:

          (a) To adjust the TCA assets to be acquired to their estimated fair market value and to adjust the TCA liabilities to be assumed.

          (b) To record the sale by the Company of 3,000,000 shares of Common Stock at $31 1/8 per share in this Offering, after deducting estimated underwriting discounts and commissions and offering expenses of $4,500,000 and $450,000, respectively.

          (c) To record the issuance by the Company of 500,000 shares of Common Stock at a price of $31 1/8 per share and payment of $14.35 million cash and a note for $650,000 for the acquisition of TCA and to eliminate TCA's historical stockholders' investment. Under the terms of the agreement for the acquisition of TCA, the TCA stockholders may elect to receive up to $5 million of the cash consideration in the form of a note due January 1997. The unaudited pro forma balance sheet assumes the election is not made.

          (d) To record the estimated excess of cost over fair value of net tangible assets of TCA to be acquired.

          (e) To record the deferred tax assets of $7.4 million relating to tax benefits of TCA and to record the deferred tax liability of $6.7 million relating to differences in the book and tax basis of the net assets of TCA.

          (f) To record the assumed reduction of indebtedness of TCA and the Company through the application of a portion of the net proceeds to the Company from this Offering.

     The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

          (g) To adjust the historical amounts for changes in depreciation expense as a result of the purchase price allocations to property, plant and equipment of Prideco and the assumed purchase price allocations to property, plant and equipment of TCA.

          (h) To record amortization expense relating to the estimated excess of cost over fair value of net tangible assets acquired in connection with the acquisition of Prideco and the proposed TCA acquisition.

          (i) To reduce interest expense to reflect the retirement of Prideco's outstanding debt at the date of acquisition, including revolving lines of credit.

          (j) To reduce interest expense of TCA and of the Company through the assumed reduction of indebtedness from the application of a portion of the net proceeds to the Company from this Offering.

          (k) To eliminate expenses incurred by Prideco relating to the Company's acquisition of Prideco.

          (l) To record the income tax provision related to the effect of the pro forma adjustments.

          (m) EBITDA, or "earnings from continuing operations before interest expense, interest income, income taxes, extraordinary items, depreciation and amortization", is a supplemental financial measurement used by the Company in the evaluation of its business and should not be construed as an alternative to income from operations or to cash flow from operations and is presented solely as a supplemental disclosure.